Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-188364

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 26, 2013)


     The Selling Shareholders section in the Company's Prospectus is amended as follows:

Selling Shareholders removed:

                                                       Shares Issuable Upon
      Name                                      Exercise of Series C Warrants

      Jung Capital Partners LLLP                          50,000
      The Kleeman Family 2004 Revocable Trust             50,000
      Grass Roots                                         50,000
                                                        --------
                                                         150,000

Selling Shareholders added:

                                                       Shares Issuable Upon
      Name                                      Exercise of Series C Warrants

      Option Opportunities Corp.                          25,000
      Serenity Now, LLC                                   50,000
      Warberg WF II LP                                   100,000
                                                       ---------
                                                         175,000

Changes to existing Selling Shareholders:


                             Shares Issuable                     Share      Percentage
                             Upon Exercise      Shares to      Ownership    Ownership
Name of Selling     Shares     of Series        be sold in       After        After
 Shareholder        Owned      C Warrants      this Offering    Offering     Offering
--------------     -------   --------------    -------------     --------   ----------
Michael Barish        --         75,000            75,000           --          --
Paul Montanarella     --         11,000            11,000           --          --
OTA, LLC              --      1,108,500         1,108,500           --          --
                              ---------         ---------
                              1,194,500         1,194,500

Controlling Persons

The following are the controlling persons of the non-individual Selling Shareholders which have been added:

      Name of Shareholder                       Controlling Person
      -------------------                       ------------------

      Option Opportunities Corp.                Daniel Warsh, Johnathan Blumberg
      Serenity Now, LLC                         Daniel Warsh, Johnathan Blumberg
      Warberg WF II LP                          Daniel Warsh, Johnathan Blumberg



          The date of this prospectus supplement is July 8, 2014.